Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

XCEL ENERGY, INC.

(Exact name of obligor as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

414 Nicollet Mall
Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)           Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16.  List of Exhibits.     List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                See Exhibit 2

Exhibit 4.                Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                Not applicable.

Exhibit 6.                The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                Not applicable.

Exhibit 9.                Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 18th of May 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael T. Lechner
Michael T. Lechner
Vice President

EXHIBIT 6

May 18, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael T. Lechner
Michael T. Lechner
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,188
Interest-bearing balances		2,112
Securities:
Held-to-maturity securities		0
Available-for-sale securities		46,749
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,381
Securities purchased under agreements to resell		940
Loans and lease financing receivables:
Loans and leases held for sale		42,881
Loans and leases, net of unearned income	247,315
LESS: Allowance for loan and lease losses	2,106
Loans and leases, net of unearned income and allowance		245,209
Trading Assets		7,021
Premises and fixed assets (including capitalized leases)		3,896
Other real estate owned		423
Investments in unconsolidated subsidiaries and associated companies		344
Intangible assets
Goodwill		8,780
Other intangible assets		14,473
Other assets		27,405

Total assets		$415,802

LIABILITIES
Deposits:
In domestic offices		$284,964
Noninterest-bearing	80,972
Interest-bearing	203,992
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,665
Noninterest-bearing	4
Interest-bearing	30,661
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,385
Securities sold under agreements to repurchase		5,131

Dollar Amounts
In Millions

Trading liabilities	5,941
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	5,258
Subordinated notes and debentures	8,114
Other liabilities	29,729

Total liabilities	$379,187

Minority interest in consolidated subsidiaries	50

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,693
Retained earnings	11,094
Accumulated other comprehensive income	258
Other equity capital components	0

Total equity capital	36,565

Total liabilities, minority interest, and equity capital	$415,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie Tolstedt
John Stumpf	Directors
Avid Modjtabai